UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

Inerplay Entertainment Corp.

(Exact name of registrant as specified in its charter)

Delaware 0-24363 33-0102707

(State or other jurisdiction (Commission (I.R.S. Employer

of incorporation) file number) Identification No.)

1682 Langley Avenue, Irvine, CA 92619

(Address of principal executive offices)

(Registrant's telephone number, including area code): (310) 432-1957

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On February 15, 2006, the Company engaged Jeffrey S. Gilbert Certified Public Accountant ("New Accountant '') to audit and review the Company's financial statements for the fiscal year ended December 31, 2005. The New Accountant has been engaged for general audit and review services and not because of any particular transaction or accounting principle, or because of any disagreement with the Company's former accountant, Rose, Snyder and Jacobs, a corporation of certified public accountants (the "Former Accountant'').

The Former Accountant resigned effective February 15, 2006. The Former Accountant's reports in the Company's financial statements during its past fiscal year did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles, except for the qualification reflected in its going concern disclosure regarding the Company contained in its audit report for the fiscal year ended December 31, 2004, included with the Company's 10-K filed with the Securities and Exchange Commission on June 6, 2005. The decision to change accountants was recommended and approved by the Company's Audit Committee. During the fiscal year ended December 31, 2004 and through the date hereof, the Company did not have any disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the Former Accountant's satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

A letter from the Former Accountant addressed to the Securities and Exchange Commission was requested by the Company and is attached to this Report as Exhibit 16.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interplay Entertainment Corp.

(Registrant)

DATE: February 16, 2006 By: /s/ Herve Caen

Herve Caen, CEO/Interim CFO

Exhibit Index

Exhibit No.

16.1 Letter Re: Change in Certifying Accounts

ROSE, SNYDER & JACOBS

a corporation of certified public accountants

February 15, 2006

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.

USA 20549

Dear Sir and/or Madam:

We have read the statements that we understand Interplay Entertainment Corp. will include under Item 4.01 of the Form 8-K it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Yours truly,

/s/ Rose, Snyder & Jacobs

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

CC: Interplay Entertainment Corp.